Exhibit 99.1
NGP Capital Resources Company
Announces 1st Quarter 2007 Financial Results

NGP Capital Resources Company Announces
1st Quarter 2007 Financial Results

Houston – (PRIME NEWSWIRE) - May 4, 2007 - NGP Capital Resources Company (NASDAQ: NGPC) today announced financial results for the first quarter ending March 31, 2007.

Highlights for the quarter ending March 31, 2007:

Stockholders' Equity: $246.8 million
Net Asset Value per share: $14.16

Operating Results:
Net increase in stockholders' equity (net assets) from operations: $8.1 million
Net investment income: $4.4 million
Net increase in unrealized appreciation on portfolio securities: $3.7 million
Dividends per share: $0.265

Portfolio Investment Activity:
Net portfolio investments added: 2
Investments during the quarter: $ 59.8 million
Number of portfolio companies at March 31, 2007: 16

Portfolio and Investment Activity

During the three months ended March 31, 2007, NGPC added two companies to our portfolio, bringing our total number of portfolio companies to sixteen. In January 2007, we closed a $36.5 million senior secured credit facility with Alden Resources, LLC, to refinance its existing debt, acquire additional coal properties and to acquire a coal preparation plant. Initial availability under the facility was $32 million, and as of March 31, 2007, availability was $35 million and approximately $33.7 million was drawn. Additionally, as partial consideration for providing the facility, NGPC received warrants in Alden and a royalty interest in revenues generated from all aspects of its operations. In March 2007, we closed a $60 million senior secured credit facility with Tammany Oil & Gas LLC to acquire and develop additional oil and gas properties and fund capital expenditures in state and federal waters of Louisiana and Texas. As part of the transaction, NGPC received an overriding royalty interest in most of Tammany’s properties. Initial availability was $30 million, and as of March 31, 2007, approximately $17.2 million was drawn on the facility.

As of March 31, 2007 our portfolio was invested as follows: 53.1% in senior secured term loans, 10.4% in senior subordinated secured notes, 0.6% in participating convertible preferred stock, 4.3% in corporate notes, 1.7% in LLC units, 29.2% in U.S. Treasury Bills, and 0.7% in cash and cash equivalents. At March 31, 2007, the weighted average yield on targeted portfolio investments, exclusive of capital gains, was 12.5%. The weighted average yield of our corporate notes was 5.5%. The weighted average yield of our U.S. Treasury Bills and cash equivalents was 5.0%. The weighted average yield on our total capital invested at March 31, 2007 was 9.9%. Yields are computed using interest rates as of the balance sheet date and include amortization of loan discount points, original issue discount and market premium or discount, weighted by their respective costs when averaged.

Operating Results – Quarter ended March 31, 2007

Investment income totaled $8.5 million for the quarter ended March 31, 2007, with $6.7 million attributable to our targeted investments and $1.8 million attributable to investments in cash equivalents and corporate notes. Operating expenses for the quarter were $4.1 million and included $1.6 million of investment advisory and management fees, and $0.9 million of general and administrative expenses and credit facility interest and fees of $1.6 million. The resulting net investment income was $4.4 million. For the quarter ended March 31, 2007, our portfolio experienced net unrealized appreciation of $3.7 million primarily attributable to changes in the fair value of our targeted investments. Overall, we had a net increase in stockholders' equity (net assets) resulting from operations of $8.1 million, or $0.47 per share. After giving effect to the $0.265 per common share dividend declared during the quarter, stockholders’ equity (net assets) per share as of March 31, 2007 was $14.16.

Subsequent Events

On April 5, 2007, Chroma Exploration & Production, Inc. repaid substantially all of its $17.5 million balance outstanding on its Senior Secured Term Loan. In addition, Chroma repurchased our overriding royalty interest in its properties resulting in a realized capital gain of approximately $1.6 million, which will be recognized in the second quarter of 2007. Additionally, NGPC purchased $2 million of Series AA Participating Convertible Preferred Stock issued by Chroma.

On April 12, 2007, Rubicon Energy Partners, LLC repaid in full the $33.6 million balance outstanding on its Senior Secured Term Loan. NGPC continues to hold its membership units, which represent a 50% ownership interest in Rubicon.

On April 12, 2007, NGPC made a follow-on investment with an existing portfolio company, TierraMar Energy, LP to acquire additional oil and gas properties and accelerate its development drilling program.  In connection with the transaction, NGPC exchanged its $10 million Senior Secured Note and Warrants for preferred limited partnership interests in TierraMar and contributed an additional $3.1 million of preferred equity capital that was used to acquire additional oil and gas properties. NGPC maintained its overriding royalty interest in the properties.  Furthermore, NGPC has committed to make additional capital contributions up to $7.9 million to be used for capital expenditures.

On April 26, 2007, NGPC closed an investment in the 2007-III Drilling Fund of Anadarko Petroleum Corporation of Houston, Texas. The investment is in the form of a term net profits interest and NGPC’s commitment is for a total of approximately $95 million, with the expected initial funding of approximately $23 million occurring in the latter part of May. NGPC expects the remaining commitment to fund over the next nine to twelve months.

NGPC also announced that it has expanded its commitment in an amended and restated $190.0 million Senior Secured Credit Facility with Nighthawk Transport I, LP, an existing portfolio company. NGPC’s portion of the availability under the amended and restated facility is $18.3 million, with approximately $9.6 million outstanding at closing.

Following these transactions and additional fundings on existing investments, the Company will have committed and made available approximately $341 million to seventeen portfolio companies, of which approximately $215 million will be outstanding.

Conference Call at 11:00 a.m. Eastern Time on May 4, 2007

NGPC invites all interested persons to participate in its conference call on Friday, May 4, 2007 at 11:00 am Eastern Time. The dial-in number for the call is (888) 515-2235. International callers should dial (719) 457-2601. The Company will maintain an audio replay of the call from 2:00 pm Eastern Time on May 4, 2007 through 11:59 pm Eastern Time on Friday, May 11, 2007. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 5433804.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2007	December 31, 2006
Assets
Investments in portfolio securities at fair value (cost: $230,137,339 and $170,863,203, respectively)	$234,871,084	$172,025,498
Investments in corporate notes at fair value (cost: $17,671,070 and $17,681,646, respectively)	15,264,040	15,116,080
Investments in U.S. Treasury Bills, at amortized cost which approximates fair value	103,950,558	142,669,579
Total investments	354,085,682	329,811,157

Cash and cash equivalents, at cost which approximates fair value	2,367,150	12,334,329
Accounts receivable	32,713	452,916
Interest receivable	1,220,978	1,400,757
Prepaid assets	1,359,917	1,598,501
Total assets	$359,066,440	$345,597,660

Liabilities and stockholders' equity (net assets)
Current liabilities
Accounts payable	$811,204	$965,105
Management and incentive fees payable	1,564,509	1,374,299
Dividends payable	4,616,901	-
Total current liabilities	6,992,614	2,339,404

Long-term debt	105,285,000	100,000,000
Total liabilities	112,277,614	102,339,404

Commitments and contingencies

Stockholders’ equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized; 17,422,268 and 17,422,268 issued and 17,422,268 and 17,422,268 outstanding, respectively	17,422	17,422
Paid-in capital in excess of par	244,660,173	244,660,173
Undistributed net investment income (loss)	30,375	229,791
Undistributed net realized capital gain (loss)	(245,859)	(245,859)
Net unrealized appreciation (depreciation) of portfolio securities and corporate notes	2,326,715	(1,403,271)
Total stockholders’ equity (net assets)	246,788,826	243,258,256
Total liabilities and stockholders' equity (net assets)	$359,066,440	$345,597,660
Net asset value per share	$14.16	$13.96

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months ended March 31, 2007	For the Three Months ended March 31, 2006
Investment income
Interest income	$8,421,255	$4,858,504
Other income	55,507	137,549

Total operating income	8,476,762	4,996,053

Operating expenses
Management fees	1,564,509	1,117,019
Professional fees	153,596	121,703
Insurance expense	132,423	144,354
Interest expense and fees	1,557,196	79,003
General and administrative expenses	651,553	544,077

Total operating expenses	4,059,277	2,006,156

Net investment income	4,417,485	2,989,897

Net increase (decrease) in unrealized appreciation (depreciation) on portfolio securities and corporate notes	3,729,986	(1,146,362)

Net increase in stockholders' equity (net assets) resulting from operations	$8,147,471	$1,843,535

Net increase in stockholders' equity (net assets) resulting from operations per common share	$0.47	$0.10

Per Share Data

	March 31, 2007 (unaudited)	March 31, 2006 (unaudited)

Net asset value, beginning of period	$13.96	$14.02

Net investment income	0.25	0.17
Net realized and unrealized (loss) on portfolio securities	0.22	(0.07)
Net increase in stockholders' equity (net assets) resulting from operations	0.47	0.10

Net asset value before dividends	14.43	14.12

Dividends declared	(0.27)	(0.16)
Net asset value, end of period	$14.16	$13.96

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management.  NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $3.6 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the company carefully before investing. Such information and other information about the company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Larry Tharp (ltharp@ngpcrc.com) or Dan Schockling (dschockling@ngpcrc.com), 713-752-0062.

INVESTOR RELATIONS CONTACT: Steve Gardner (investor_relations@ngpcrc.com), 713-752-0062.